EXECUTION COPY
AMENDMENT NO. 5
Dated as of February 16, 2021
to
CREDIT AGREEMENT
Dated as of October 21, 2011
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

THIS AMENDMENT NO. 5 (this “Amendment”) is made as of February 16, 2021 by and among Cimpress plc (the “Company”), Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V. and Cimpress USA Incorporated (collectively, the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 and as further amended and restated as of July 13, 2017, by and among the Borrowers, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement (as defined below).

WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the definition of “Maturity Date” in the Credit Agreement does not make clear that clause (ii) of such definition is only applicable if any Indebtedness under the Second Lien Notes Documents is actually outstanding;

WHEREAS, pursuant to and in accordance with Section 9.02(f) of the Credit Agreement, the Administrative Agent and the Borrowers have agreed to amend the Credit Agreement in order to cure such ambiguity in the definition of “Maturity Date” on the terms and conditions set forth herein, by making clear that clause (ii) of such definition is only applicable if any Indebtedness under the Second Lien Notes Documents is actually outstanding; and

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1.    Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that (i) the Credit

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Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto and (ii) Schedules 3.01A, 3.01B, 6.01, 6.02, 6.03 and 6.04 to the Credit Agreement shall be amended and restated to read in their entirety as Schedules 3.01A, 3.01B, 6.01, 6.02 and 6.04 attached hereto (the Credit Agreement as amended pursuant to this Section 1, the “Amended Credit Agreement”) and (ii) based on the receipt of the certificate contemplated by Section 2(c) below, the Covenant Suspension Period is terminated concurrently with the effectiveness of this amendment and is of no further force or effect under the Amended Credit Agreement.
2.    Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) with respect to all amendments and other modifications to the Credit Agreement contemplated by this Amendment other than the amendment to the definition of “Maturity Date”, the Borrowers, the Required Lenders and the Administrative Agent and (ii) solely with respect to the amendment to the definition of “Maturity Date”, the Borrowers and the Administrative Agent.
(b)    The Administrative Agent shall have received counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Guarantors.
(c)    The Administrative Agent shall have received a certificate of a Financial Officer of the Company (i) attaching Financials for the Company’s fiscal quarter ending December 31, 2020, together with the compliance certificate required by Section 5.01(c) of the Credit Agreement demonstrating that the Company was in compliance with Section 6.12 of the Credit Agreement as such Section 6.12 was in effect on the Amendment No. 4 Effective Date immediately prior to giving effect to Amendment No. 4, as of the end of such fiscal quarter (ii) notifying the Administrative Agent that the Company elects to end the Covenant Suspension Period and (iii) certifying that a “Covenant Reset Event” (as defined in the Second Lien Notes Indenture as in effect on the Amendment No. 4 Effective Date) has occurred.
(d)    The Administrative Agent shall have received (i) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a consent fee in an amount equal to the applicable amount previously disclosed to such Lenders and (ii) all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Amended Credit Agreement.
The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Borrower and are enforceable in accordance with their terms, subject to
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(i) applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(b)    As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Event of Default or Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in the Amended Credit Agreement are true and correct in all material respects, except to the extent such representation and warranty is qualified by Material Adverse Effect or other materiality qualification, in which case such representation and warranty is true and correct in all respects.
4.    Reference to and Effect on the Credit Agreement.
(a)    From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Without limitation of the foregoing, each Borrower confirms, acknowledges and agrees that: (a) each of the Collateral Documents to which it is a party shall secure all monies, obligations and liabilities whatsoever whether principal, interest or otherwise now or hereafter due, owing or incurred by such Borrower to any Secured Party whether collectively or individually under or in connection with the Loan Documents; and (b) each of the Collateral Documents (and the security interests created thereby) shall continue in full force and effect as continuing security for all obligations expressed to be secured thereunder and under the Amended Credit Agreement and shall continue to constitute the legal, valid and binding obligations of each Borrower party thereto enforceable in accordance with its terms. In respect of the Loan Documents governed by Dutch law, each of the Borrowers party thereto hereby confirms and agrees that (i) at the time of the entering into the Loan Documents governed by Dutch law, it was their intention (and it is still their intention and agreement) that any security right created under such Loan Document to secure the Secured Obligations (as defined in such Loan Document) as amended from time to time, including by the amendments as included in this Amendment, and (ii) any amount owed by the Loan Parties under the Credit Agreement as amended by and in accordance with the terms of this Amendment are part of the definition of the “Secured Obligations” (as defined in the Loan Documents governed by Dutch law), a “Parallel Debt” (as defined in Article VIII of the Credit Agreement and Section 33 of the Guaranty) and the “Corresponding Obligations” as defined in the Credit Agreement.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Amended Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document under (and as defined in) the Amended Credit Agreement.
5.    No Novation. This Amendment shall not extinguish the Loans or other obligations outstanding under the Credit Agreement.
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6.    Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. Each Borrower hereby submits to the exclusive jurisdiction of any United States federal or New York State court sitting in the City of New York in any action or proceeding arising out of or relating to this Amendment and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CIMPRESS PLC, as the Company

By:/s/Robert Keane
Name: Robert Keane
Title: Chief Executive Officer, Chairman, and Director

VISTAPRINT LIMITED, as a Borrower

By:/s/Sean Quinn
Name: Sean Quinn
Title: President and Chairman

CIMPRESS SCHWEIZ GMBH, as a Borrower

By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Officer

VISTAPRINT B.V., as a Borrower

By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS USA INCORPORATED, as a Borrower

By: /s/Sean Quinn
Name: Sean Quinn
Title: President

Signature Page to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By: /s/Daglas Panchal
Name: Daglas Panchal
Title: Executive Director

BANK OF AMERICA, N.A., as a Lender

By: /s/David Flagg
Name: David Flagg
Title: Vice President

MUFG UNION BANK, N.A., as a Lender

By: /s/Liwei Liu
Name: Liwei Liu
Title: Vice President

TRUIST BANK, as a Lender

By: /s/Alfonso Brigham
Name: Alfonso Brigham
Title: Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/Chase Hoffman
Name: Chase Hoffman
Title: Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/Shaun R Kleinman
Name: Shaun R Kleinman
Title: Senior Vice President

Signature Page to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

BMO HARRIS BANK N.A., as a Lender

By: /s/Andrew Berryman
Name: Andrew Berryman
Title: Director

CITIBANK, N.A., as a Lender

By: /s/Stephen J. White
Name: Stephen J. White
Title: Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/Elizabeth Masciopinto
Name: Elizabeth Masciopinto
Title: Duly Authorized Signatory

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/Louise Roussel
Name: Louise Roussel
Title: Senior Banker

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/Timothy J. Ambrose
Name: Timothy J. Ambrose
Title: Vice President

CITIZENS BANK, N.A., as a Lender

By: /s/Stephen Andersen
Name: Stephen Andersen
Title: Assistant Vice President

Signature Page to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/Darci Buchanan
Name: Darci Buchanan
Title: Senior Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By: /s/Rachel Kelly
Name: Rachel Kelly
Title: Manager

By: /s/Keith Hughes
Name: Keith Hughes
Title: Director

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/Scott Pritchett
Name: Scott Pritchett
Title: Assistant Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By: /s/Mark Specht
Name: Mark Specht
Title: Vice President

WEBSTER BANK, as a Lender

By: /s/Samuel Pepe
Name: Samuel Pepe
Title: V.P.

Signature Page to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

GOLDMAN SACHS BANK USA, as a Lender

By: /s/Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

ROCKLAND TRUST COMPANY, as a Lender

By: /s/Gretchen Troiano
Name: Gretchen Troiano
Title: Vice President

BANNER BANK, as a Lender

By: /s/Thomas Marks
Name: Thomas Marks
Title: Vice President

TRISTATE CAPITAL BANK, as a Lender

By: /s/Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

Signature Page to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

ANNEX A

Amended Credit Agreement

Attached

ANNEX A

CREDIT AGREEMENT
dated as of
October 21, 2011
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017
among
CIMPRESS PLC
VISTAPRINT LIMITED
CIMPRESS SCHWEIZ GMBH
VISTAPRINT B.V.
CIMPRESS USA INCORPORATED
The Other Subsidiary Borrowers Party Hereto
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
BANK OF AMERICA, N.A., BMO HARRIS BANK N.A. and MUFG UNION BANK, N.A.
as Co-Syndication Agents
and
CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A.,
CITIZENS BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION,
HSBC BANK USA, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION,
PNC BANK, NATIONAL ASSOCIATION and TRUIST BANK
as Co-Documentation Agents
___________________________________
JPMORGAN CHASE BANK, N.A., BofA SECURITIES, INC.,
BMO CAPITAL MARKETS CORP. and MUFG UNION BANK, N.A.
as Joint Bookrunners and Joint Lead Arrangers

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Page
ARTICLE I Definitions    2
SECTION 1.01    Defined Terms    2
SECTION 1.02    Classification of Loans and Borrowings    ~~47~~44
SECTION 1.03    Terms Generally    ~~47~~45
SECTION 1.04    Accounting Terms; GAAP    ~~47~~45
SECTION 1.05    Status of Secured Obligations    ~~48~~46
SECTION 1.06    Amendment and Restatement of the Existing Credit Agreement    ~~49~~46
SECTION 1.07    PPSA/UCC, etc    ~~49~~47
SECTION 1.08    Interest Rates; LIBOR Notification    ~~49~~47
SECTION 1.09    Letter of Credit Amounts    ~~50~~48
SECTION 1.10    Divisions    ~~50~~48
SECTION 1.11    Conversion, Redesignation and Assignment and Assumption of Certain Initial Term Loans    ~~50~~48
ARTICLE II The Credits    ~~51~~49
SECTION 2.01    Commitments    ~~51~~49
SECTION 2.02    Loans and Borrowings    ~~52~~50
SECTION 2.03    Requests for Borrowings    ~~53~~51
SECTION 2.04    Determination of Dollar Amounts    ~~54~~52
SECTION 2.05    Swingline Loans    ~~55~~52
SECTION 2.06    Letters of Credit    ~~56~~54
SECTION 2.07    Funding of Borrowings    ~~62~~59
SECTION 2.08    Interest Elections    ~~62~~60
SECTION 2.09    Termination and Reduction of Commitments    ~~64~~61
SECTION 2.10    Repayment and Amortization of Loans; Evidence of Debt    ~~65~~62
SECTION 2.11    Prepayment of Loans    ~~66~~64
SECTION 2.12    Fees    ~~68~~65
SECTION 2.13    Interest    ~~69~~66
SECTION 2.14    Alternate Rate of Interest    ~~70~~67
SECTION 2.15    Increased Costs    ~~72~~68
SECTION 2.16    Break Funding Payments    ~~73~~70
SECTION 2.17    Taxes    ~~73~~70
SECTION 2.18    Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set offs    ~~79~~76
SECTION 2.19    Mitigation Obligations; Replacement of Lenders    ~~81~~78
SECTION 2.20    Expansion Option    ~~82~~79
SECTION 2.21    [Intentionally Omitted]    ~~84~~81
SECTION 2.22    Judgment Currency    ~~84~~81
SECTION 2.23    Designation of Subsidiary Borrowers    ~~85~~81
SECTION 2.24    Defaulting Lenders    ~~85~~82
ARTICLE III Representations and Warranties    ~~87~~83
SECTION 3.01    Organization; Powers; Subsidiaries    ~~87~~83
SECTION 3.02    Authorization; Enforceability    ~~87~~84
SECTION 3.03    Governmental Approvals; No Conflicts    ~~88~~84

(continued)
Page
SECTION 3.04    Financial Condition; No Material Adverse Change    ~~88~~84
SECTION 3.05    Properties    ~~88~~85
SECTION 3.06    Litigation, Environmental and Labor Matters    ~~88~~85
SECTION 3.07    Compliance with Laws and Agreements    ~~89~~85
SECTION 3.08    Investment Company Status    ~~89~~86
SECTION 3.09    Taxes    ~~89~~86
SECTION 3.10    ERISA    ~~89~~86
SECTION 3.11    Disclosure    ~~89~~86
SECTION 3.12    Federal Reserve Regulations    ~~90~~86
SECTION 3.13    Liens    ~~90~~86
SECTION 3.14    No Default    ~~90~~86
SECTION 3.15    No Burdensome Restrictions    ~~90~~86
SECTION 3.16    Compliance with Swiss Non-Bank Rules    ~~90~~86
SECTION 3.17    Financial Assistance    ~~90~~87
SECTION 3.18    Security Interest in Collateral    ~~90~~87
SECTION 3.19    USA Patriot Act    ~~91~~87
SECTION 3.20    Anti-Corruption Laws and Sanctions    ~~91~~87
SECTION 3.21    ~~EEA~~Affected Financial Institutions    ~~91~~88
SECTION 3.22    Second Lien Notes Documents    ~~91~~88
ARTICLE IV Conditions    ~~91~~88
SECTION 4.01    Effectiveness    ~~91~~88
SECTION 4.02    Each Credit Event    ~~91~~88
SECTION 4.03    Designation of a Subsidiary Borrower    ~~92~~88
ARTICLE V Affirmative Covenants    ~~93~~89
SECTION 5.01    Financial Statements and Other Information    ~~93~~89
SECTION 5.02    Notices of Material Events    ~~94~~90
SECTION 5.03    Existence; Conduct of Business    ~~95~~91
SECTION 5.04    Payment of Obligations    ~~95~~91
SECTION 5.05    Maintenance of Properties; Insurance    ~~95~~91
SECTION 5.06    Books and Records; Inspection Rights    ~~96~~92
SECTION 5.07    Compliance with Laws    ~~96~~92
SECTION 5.08    Use of Proceeds    ~~96~~92
SECTION 5.09    Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances    ~~96~~93
SECTION 5.10    Compliance with Swiss Non-Bank Rules    ~~99~~95
SECTION 5.11    Swiss Articles of Incorporation    ~~99~~95
ARTICLE VI Negative Covenants    ~~100~~95
SECTION 6.01    Indebtedness    ~~100~~96
SECTION 6.02    Liens    ~~102~~97
SECTION 6.03    Fundamental Changes and Asset Sales    ~~103~~98
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions    ~~104~~99
SECTION 6.05    Swap Agreements    ~~106~~102
SECTION 6.06    Transactions with Affiliates    ~~107~~102
SECTION 6.07    Restricted Payments    ~~107~~102
SECTION 6.08    Restrictive Agreements    ~~108~~103
SECTION 6.09    Subordinated Indebtedness, Second Lien Obligations, Permitted Second Lien Notes Refinancing Indebtedness and Amendments to Subordinated

(continued)
Page
Indebtedness Documents, Second Lien Notes Documents and Permitted Second Lien Notes Refinancing Indebtedness    ~~108~~104
SECTION 6.10    Sale and Leaseback Transactions    ~~111~~106
SECTION 6.11    ~~Capital Expenditures 111~~[Intentionally Omitted]    106
SECTION 6.12    Financial Covenants    ~~111~~106
ARTICLE VII Events of Default    ~~113~~107
ARTICLE VIII The Administrative Agent    ~~116~~110
SECTION 8.01    General Matters    ~~116~~110
SECTION 8.02    Posting of Communications    ~~122~~117
SECTION 8.03    Intercreditor Agreement    ~~123~~118
ARTICLE IX Miscellaneous    ~~124~~118
SECTION 9.01    Notices    ~~124~~118
SECTION 9.02    Waivers; Amendments    ~~125~~119
SECTION 9.03    Expenses; Indemnity; Damage Waiver    ~~127~~122
SECTION 9.04    Successors and Assigns    ~~129~~123
SECTION 9.05    Survival    ~~133~~127
SECTION 9.06    Counterparts; Integration; Electronic Execution; Effectiveness    ~~133~~128
SECTION 9.07    Severability    ~~134~~129
SECTION 9.08    Right of Setoff    ~~134~~129
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~134~~129
SECTION 9.10    WAIVER OF JURY TRIAL    ~~135~~130
SECTION 9.11    Headings    ~~136~~130
SECTION 9.12    Confidentiality    ~~136~~130
SECTION 9.13    USA PATRIOT Act and Beneficial Ownership Regulation    ~~137~~131
SECTION 9.14    Releases of Subsidiary Guarantors    ~~137~~132
SECTION 9.15    Attorney Representation    ~~138~~132
SECTION 9.16    Appointment for Perfection    ~~138~~132
SECTION 9.17    Interest Rate Limitation    ~~138~~132
SECTION 9.18    No Advisory or Fiduciary Responsibility    ~~138~~133
SECTION 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~139~~133
SECTION 9.20    Termination of Dutch CIT Fiscal Unity    ~~139~~134
SECTION 9.21    Certain ERISA Matters    ~~140~~134
SECTION 9.22    Acknowledgement Regarding Any Supported QFCs    ~~141~~136
ARTICLE X Cross-Guarantee    ~~142~~136
SECTION 10.01    Cross Guarantee    ~~142~~136
SECTION 10.02    Swiss Limitation Language for Swiss Borrowers    ~~143~~138
SECTION 10.03    Limitation on Guaranty of Certain Swap Obligations    ~~145~~140
SECTION 10.04    Keepwell    ~~145~~140
ARTICLE XI Collection Allocation Mechanism    ~~146~~140

“Amendment No. 1 Effective Date” means June 14, 2018.
“Amendment No. 2 Effective Date” means January 7, 2019.
“Amendment No. 3” means that certain Amendment No. 3 to this Agreement, dated as of February 13, 2020, by and among the Borrowers, the Lenders party thereto, the “Amendment No. 3 Departing Lenders” (as defined in such Amendment No. 3) and the Administrative Agent.
“Amendment No. 3 Effective Date” means February 13, 2020.
“Amendment No. 4” means that certain Amendment No. 4 to this Agreement, dated as of April 28, 2020, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Amendment No. 4 Effective Date” means the date on which each of the conditions set forth in Amendment No. 4 have been satisfied in accordance with the terms thereof.
“Amendment No. 5 Effective Date” means February 16, 2021.
“Ancillary Document” has the meaning assigned to such term in Section 9.06.
“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries at such time concerning or relating to bribery or corruption.
“Applicable Party” has the meaning assigned to such term in Section 8.02(c).
“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments of any Class have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments of such Class most recently in effect, giving effect to any assignments), (b) with respect to the Initial CUSA Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Initial CUSA Term Loans and the denominator of which is the aggregate outstanding principal amount of the Initial CUSA Term Loans of all Term Lenders, (c) with respect to the Initial Company Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Initial Company Term Loans and the denominator of which is the aggregate outstanding principal amount of the Initial Company Term Loans of all Term Lenders and (d) with respect to the 2019 CUSA Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the 2019 CUSA Term Loans and the denominator of which is the aggregate outstanding principal amount of the 2019 CUSA Term Loans of all Term Lenders; provided that, with respect to the calculation set forth in the foregoing clauses (a), (b), (c) and (d), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment, Initial CUSA Term Loan Commitment, Initial Company Term Loan Commitment and/or 2019 CUSA Term Loan Commitment, as applicable, shall be disregarded in the applicable calculation.
“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by a U.S. Loan Party of its Equity Interests in an Affected Foreign Subsidiary, but solely to the extent such pledge secures a Loan or Commitment extended to a Borrower that is a U.S. Person.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	≤ 2.00 to 1.00	2.50%	1.50%	0.35%
Category 2:	> 2.00 to 1.00 but ≤ 3.00 to 1.00	2.75%	1.75%	0.40%
Category 3:	> 3.00 to 1.00 but ≤ 4.00 to 1.00	3.00%	2.00%	0.45%
Category 4:	> 4.00 to 1.00	3.25%	2.25%	0.50%

For purposes of the foregoing,
(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the relevant Category shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, ~~“Applicable Rate” shall have the meaning set forth in the immediately below paragraph~~from and after the Amendment No. 5 Effective Date, Category 3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ~~of the Company which demonstrate that the Covenant Suspension Period has terminated pursuant to the terms of the definition thereof,~~ending after the Amendment No. 5 Effective Date and adjustments to the ~~applicable rates~~Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
~~Notwithstanding anything to the contrary contained herein or in any other Loan Document, at all times during the Covenant Suspension Period, “Applicable Rate” shall mean, for any day, with respect to any Eurocurrency Loan or any ABR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be:~~

~~Eurocurrency Spread~~	~~ABR Spread~~	~~Commitment Fee Rate~~
~~3.25%~~	~~2.25%~~	~~0.50%~~

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.02(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arranger” means each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp. and MUFG Union Bank, N.A. in its capacity as a joint bookrunner and a joint lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
~~“Available Liquidity” means, as of any date of determination, the sum of (i) unrestricted and unencumbered (other than Permitted Encumbrances) cash and cash equivalents of the Loan Parties, plus (ii) the aggregate Available Revolving Commitments, in each case, as of such date.~~
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services) and (e) supply chain finance solutions.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.02(c), including through an Approved Electronic Platform.
“Company” means Cimpress plc, a public company with limited liability incorporated in Ireland with its registered address at Building D, Xerox Technology Park, Dundalk, Co. Louth and having registered number 607465 (as successor by merger to Cimpress N.V., a naamloze vennootschap organized under the laws of the Netherlands).
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)    if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Computation Date” is defined in Section 2.04.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
~~“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.~~
~~“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as~~

~~an asset on the balance sheet of the Company and its Subsidiaries less (b) the sum of (i) any restricted cash or cash equivalents to pay required scheduled payments of principal and interest in respect of indebtedness that are due within five (5) Business Days of such time, royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Company or any Subsidiary to third parties and for which the Company or such Subsidiary has issued checks or has initiated wires or ACH transfers (or, in the Company’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay, (ii) other amounts for which the Company or such Subsidiary has issued checks or has initiated wires or ACH transfers but have not yet been subtracted from the balance in the relevant account of the Company or such Subsidiary and (iii) while and to the extent refundable, any cash or cash equivalents of the Company or any Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits.~~
“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v)  non-cash charges, expenses or losses, (vi) (A) non-recurring cash charges, expenses or losses and (B) in connection with any acquisition, (I) all cash acquisition integration costs and fees, including cash severance payments, and cash fees and expenses paid in connection with such acquisition, all to the extent incurred within twelve (12) months of the completion of such acquisition and (II) cost savings and synergies projected by the Company in good faith to result from actions taken in connection with such acquisition and which are expected to be realized within 12 months from the date of such acquisition and that are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Company and that are set forth in reasonable detail in a certificate of a Financial Officer of the Company, net of the amount of any actual benefits realized during such period from such actions; provided that the aggregate amount of such cost savings and synergies (including, for the avoidance of doubt, the sum of the foregoing clauses (A) and (B) and excluding cash charges arising in connection with the restructuring announced by the Company on January 25, 2017 and November 1, 2017) added back pursuant to this clause (vi)(B)(II), together with the aggregate amount of cost savings and synergies added back pursuant to clause (vii) below, shall not exceed in the aggregate twenty percent (20%) of Consolidated EBITDA for such period (calculated without giving effect to this clause (vi) and without giving effect to clause (vii) below), (vii) cost savings and synergies projected by the Company in good faith to result from actions taken pursuant to internal operations initiatives and which are expected to be realized within 12 months from the date of the commencement of such initiative and that are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Company and that are set forth in reasonable detail in a certificate of a Financial Officer of the Company, net of the amount of any actual benefits realized during such period from such actions; provided that the aggregate amount of such cost savings and synergies added back pursuant to this clause (vii), together with the aggregate amount of cost savings and synergies added back pursuant to clause (vi)(B)(II) above, shall not exceed in the aggregate twenty percent (20%) of Consolidated EBITDA for such period (calculated without giving effect to this clause (vii) and without giving effect to clause (vi)(B)(II) above), (viii) [reserved], (ix) fees and expenses directly incurred or paid by the Company in connection with the issuance by the Company of the 2026 Senior Unsecured Notes, and (x) fees and expenses directly incurred or paid by the Company in connection with Amendment No. 1 to this Agreement dated as of June 14, 2018, minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred (unless such cash payments are permitted to be added back to Consolidated EBITDA pursuant to clause (vi) during such period or if the payment relates to cash payments made in relation to earnouts for Material Acquisitions), (4) extraordinary, unusual or non-recurring non-cash income or gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis, (5) non-cash gains on Swap Agreements that have a tenor of greater than 31 days and were entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or reasonably anticipated exposure and (6) non-cash gains on Dollar denominated intercompany financing loans that are revalued on non-Dollar functional currency legal entities. For the purposes of calculating Consolidated EBITDA for any period of four consecutive trailing fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of assets or series of related acquisitions of assets that involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any sale, transfer or disposition of assets or series of related sales, transfers, or dispositions of assets that yields gross proceeds to the Company or any of its Subsidiaries in excess of $10,000,000.
“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition (in each case, as defined in the definition of “Consolidated EBITDA”) since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period (using the interest rate in respect of such Indebtedness in effect as of the date of the consummation of such Material Acquisition or Material Disposition, as applicable). Notwithstanding the foregoing, it is understood and agreed that upon the Company repaying all outstanding principal and interest under the Second Lien Notes Documents, solely for purposes of calculating both Consolidated EBITDA and Consolidated Interest Expense in the calculation of the Minimum Interest Coverage Ratio under Section 6.12(b), any calculation of Consolidated Interest Expense following such repayment shall exclude all interest expense in respect of the Second Lien Notes Documents incurred in the fiscal quarter of the Company during which such prepayment is made (the “Repayment Quarter”) as well as the three fiscal quarters of the Company immediately preceding such Repayment Quarter.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any wholly-owned Subsidiary of the Company.

“Consolidated Senior Secured Indebtedness” means at any time the Consolidated Total Indebtedness that is secured by a Lien on any property of the Company and its Subsidiaries, but excluding any such Indebtedness to the extent secured on a junior basis to the Loans as of such date.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Affiliate” has the meaning assigned to such term in Section 3.19.
“Corresponding Obligations” means all Secured Obligations as they may exists from time to time, other than the Parallel Debt.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Covenant ~~Suspension~~Adjustment Period” means the period commencing on the Amendment No. ~~4~~5 Effective Date ~~and ending on the Covenant Suspension Period Termination Date~~through and including September 30, 2022.
~~“Covenant Suspension Period Termination Date” means the earlier of (i) the date on which Financials for the fiscal quarter of the Company ending December 31, 2021 have been delivered pursuant to Section 5.01, together with the compliance certificate required by Section 5.01(c) demonstrating that the Company was in compliance with Section 6.12 as of the end of such fiscal quarter (for the avoidance of doubt, it is understood and agreed that the Covenant Suspension Period shall not terminate pursuant to this clause (i) until (x) the date on which such Financials are delivered, together with such compliance certificate, all demonstrating such compliance and (y) a “Covenant Reset Event” (as defined in the Second Lien Notes Indenture as in effect on the Amendment No. 4 Effective Date) has occurred) and (ii) the date on which the Company (x) delivers Financials for any fiscal quarter of the Company ending after the Amendment No. 4 Effective Date, together with the compliance certificate required by Section 5.01(c) demonstrating that the Company was in compliance with Section 6.12 as such Section 6.12 was in effect on the Amendment No. 4 Effective Date immediately prior to giving effect to Amendment No. 4, as of the end of such fiscal quarter and (y) notifies the Administrative Agent in writing that it elects to end the Covenant Suspension Period (for the avoidance of doubt, it is understood and agreed that the Covenant Suspension Period shall not terminate pursuant to this clause (ii) until (x) the date (A) on which such Financials are delivered, together with such compliance certificate, all demonstrating such compliance and (B) on which the Administrative Agent shall have received such written notice from the Company and (y) a “Covenant Reset~~

~~Event” (as defined in the Second Lien Notes Indenture as in effect on the Amendment No. 4 Effective Date) has occurred).~~
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.22.
“Co-Syndication Agent” means each of Bank of America, N.A., BMO Harris Bank N.A. and MUFG Union Bank, N.A. in its capacity as co-syndication agent for the credit facilities evidenced by this Agreement.
“Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.
“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“CUSA” means Cimpress USA Incorporated, a Delaware corporation.
“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the applicable parent U.S. Loan Party under Section 956 of the Code and the effect of such repatriation causing materially adverse tax consequences to such parent U.S. Loan Party, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dutch Borrower” means any Borrower that is organized under the laws of the Netherlands.
“Dutch Loan Party” means any Loan Party organized under the laws of the Netherlands or otherwise resident for tax purposes of the Netherlands.
“Dutch Non-Public Lender” means :
(i) until the publication of an interpretation of “public” as referred to in the CRR by the relevant authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) that provides repayable funds to the Dutch Borrower for a minimum initial amount of EUR 100,000 (or its equivalent in another currency) or otherwise qualifies as not forming part of the public), and
(ii) following the publication of an interpretation of “public” as referred to in the CRR by the relevant authority/ies: an entity which qualifies as not forming part of the public on the basis of such interpretation.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Agreed Currency being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“ECP” means an “Eligible Contract Participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC (collectively, and as now or hereafter in effect, the “ECP Rules”).
“ECP Rules” has the meaning assigned to such term in the definition of “ECP.”
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Insolvency Regulation” shall mean the Council Regulation (EC) No.1346/2000 29 May 2000 on Insolvency Proceedings.
“Intercreditor Agreement” means (a) that certain Intercreditor Agreement, dated as of May 1, 2020, by and among the Administrative Agent, the Second Lien Notes Agent, the Company and the other Loan Parties from time to time party thereto and (b) in respect of any other Indebtedness intended to be secured by some or all of the Collateral on a junior priority basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Company.
“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.12(b).
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit I-2 or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending one week thereafter or on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six (or, if acceptable to each Lender, twelve) months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for the purposes of this Agreement.

“Irish Treaty Lender” means, a Lender, other than a Lender falling within paragraph (b) of the definition of Irish Qualifying Lender, which:
(a)    is treated as a resident of an Irish Treaty State for the purposes of an Irish Treaty; and
(b)    does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in this Agreement is effectively connected.
“Irish Treaty State” means a jurisdiction having a double taxation treaty with Ireland which contains an article dealing with interest or income from debt claims (an “Irish Treaty”) which has the force of law and which makes provision for full exemption from tax imposed by Ireland on interest.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., BMO Harris Bank N.A. and MUFG Union Bank, N.A., each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Lender shall remain in full force and effect until the relevant Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” means the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons.
“Lenders” means the Persons listed on Schedule 2.01A, the Persons that are “Lenders” under the Existing Credit Agreement as of the Restatement Effective Date and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Company, and notified to the Administrative Agent.
“Leverage Ratio” has the meaning assigned to such term in Section 6.12(a).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to such Agreed Currency then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.75%, such rate shall be deemed to be 0.75% for the purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Recourse Guarantor” means a Subsidiary Guarantor party to a Limited Recourse Guaranty.

“Limited Recourse Guaranty” means a Guaranty (or supplement thereto adding a Limited Recourse Guarantor) entered into on or after March 10, 2015 pursuant to which the obligations guaranteed by the Limited Recourse Guarantor thereunder are limited (as determined by the Administrative Agent in its reasonable credit judgment) as to amount, either by reference to one or more specific amounts or mathematical formulas or otherwise by reference to legal concepts or principles required under applicable law or regulation (but excluding any general statutory limitations, including fraudulent transfer or conveyance limitations).
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Guaranty, any promissory notes issued pursuant to Section 2.10(f), any Letter of Credit applications, any Letter of Credit Agreement and any agreements between the Company and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit, the Collateral Documents, the Amendment and Restatement Agreement, the Intercreditor Agreement and any and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).
“Management Board” means the management board (in Dutch: raad van bestuur) of the Company.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (b) the ability of Loan Parties to perform any of their obligations under the Loan Documents (when taken as a whole) when due or (c) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
“Material Indebtedness” means (i) Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding ~~(x) during the Covenant Suspension Period, $25,000,000 and (y) following the termination of the Covenant Suspension Period,~~ $35,000,000 and (ii) the Second Lien Obligations. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements)

that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than ten percent (10%) of Consolidated EBITDA for such period or (ii) which contributed greater than ten percent (10%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Loan Parties exceeds twenty-two and one half percent (22.5%) of Consolidated EBITDA for any such period or twenty-two and one half percent (22.5%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries; provided further that, solely for purposes of determining compliance with the requirements above, (a) Consolidated Total Assets shall exclude (1) assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, developed technology, copyrights, trade names, trademarks, patents, franchises, licenses, capitalized research, development costs, capitalized software and website development, (2) intercompany receivables or loans between Persons that become Subsidiaries, (3) that portion of the assets of Subsidiaries that are not wholly-owned Subsidiaries that is attributable to the percentage of equity interests not held, directly or indirectly, by the Company or its wholly-owned Subsidiaries and (4) negative cash balances and (b) Consolidated EBITDA attributable to any Specified Non-Required Subsidiary shall be excluded from the calculation of the 20% of Consolidated EBITDA threshold in the foregoing proviso.
“Maturity Date” means the earlier of (i) February 13, 2025 and (ii) solely to the extent that any Indebtedness under the Second Lien Notes Documents is outstanding, the date that is 181 days prior to the “Stated Maturity” (as defined in the Second Lien Notes Indenture as in effect on the Amendment No. 4 Effective Date) of the Second Lien Notes; provided, however, if, in either case, such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Multicurrency Tranche Commitment” means, with respect to each Multicurrency Tranche Lender, the commitment of such Multicurrency Tranche Lender to make Multicurrency Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Multicurrency Tranche Lender’s Multicurrency Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated by this Agreement) pursuant to which such Multicurrency Tranche Lender shall have assumed its Multicurrency Tranche Commitment, as applicable. The aggregate principal amount of the Multicurrency Tranche Commitments on the Amendment No. 4 Effective Date is $844,201,431.32.
“Multicurrency Tranche Lender” means a Lender with a Multicurrency Tranche Commitment or holding Multicurrency Tranche Revolving Loans.
“Multicurrency Tranche Percentage” means the percentage equal to a fraction the numerator of which is such Lender’s Multicurrency Tranche Commitment and the denominator of which is the aggregate Multicurrency Tranche Commitments of all Multicurrency Tranche Lenders (if the Multicurrency Tranche Commitments have terminated or expired, the Multicurrency Tranche Percentages shall be determined based upon the Multicurrency Tranche Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Multicurrency Tranche Commitment shall be disregarded in the calculation.
“Multicurrency Tranche Revolving Borrowing” means a Borrowing comprised of Multicurrency Tranche Revolving Loans.
“Multicurrency Tranche Revolving Credit Exposure” means, with respect to any Multicurrency Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such Multicurrency Tranche Lender’s Multicurrency Tranche Revolving Loans, its LC Exposure and its Swingline Exposure.
“Multicurrency Tranche Revolving Loan” means a Loan made by a Multicurrency Tranche Lender pursuant to Section 2.01(b)(i). Each Multicurrency Tranche Revolving Loan shall be a Eurocurrency Revolving Loan denominated in Agreed Currencies or an ABR Revolving Loan denominated in Dollars.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
~~“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans or Second Lien Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) (after taking into account any available tax credits or deductions and any tax sharing arrangements) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Company).~~
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

other securities or property following a merger event or other change of the common stock of the Company) (whether such warrant is settled in shares, cash or a combination thereof) entered into by the Company in connection with the issuance of Permitted Convertible Notes (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for such agreements of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith), (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Company from the issuance of the related Permitted Convertible Notes and (iii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP.
“Permitted Convertible Notes” means any unsecured notes issued by the Company in accordance with the terms and conditions of Section 6.01 that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Indebtedness thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled or otherwise required payments of principal prior to, and does not permit any Loan Party to elect optional redemption or optional acceleration that would be settled on a date prior to, the date that is six (6) months after the Maturity Date (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change (which change of control or other fundamental change, for the avoidance of doubt, constitutes a “Change of Control” hereunder), which purchase is settled on a date no earlier than the date twenty (20) Business Days following the occurrence of such change of control or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than the Subsidiary Borrowers or Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iv) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of any Loan Party (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision and (v) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith).
“Permitted Corporate Reorganization” means a ~~merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of any member state of the European Union, the United Kingdom, Switzerland or the United States or any political subdivision or state thereof or the District of Columbia,~~reorganization of the corporate structure of the Company and its Subsidiaries to the extent (i) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (ii) such reorganization does not have a material adverse effect on the credit support for the Transactions and on the credit profile of the Company and the Guarantors taken as a whole.

“Pledge Subsidiary” means each Material Subsidiary but limited, in the case of a Foreign Subsidiary owned by a Subsidiary organized under the laws of a jurisdiction located in the United States of America, to the First Tier Foreign Subsidiary in such Foreign Subsidiary’s ownership chain.
“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
~~“Prepayment Event” means:~~
~~(a) any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Company or any Subsidiary with a fair market value immediately prior to such event equal to or greater than $10,000,000 pursuant to Section 6.03(a)(iv)(E) or Section 6.03(a)(iv)(F); or~~
~~(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary with a fair market value immediately prior to such event equal to or greater than $10,000,000; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of its Subsidiaries to invest the Net Proceeds in respect of such event within 365 days of receipt thereof in assets of the general type used in the business of the Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (and it is understood and agreed that in the event that such Net Proceeds are not reinvested by the Company prior to the earlier of (i) the last day of such 365 day period and (ii) the date of the occurrence of an Event of Default, the Company shall prepay the Secured Obligations in an amount equal to such Net Proceeds as set forth in Section 2.11(c)); or~~
~~(c) the issuance by the Company or any Subsidiary of any Equity Interests (other than (i) issuances pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of the Company and its Subsidiaries; (ii) issuances by any Subsidiary to the Company or any of its Subsidiaries; and (iii) issuances in satisfaction of contractual obligations under Investments existing as of the Amendment No. 4 Effective Date and identified on Schedule 6.04); or~~
~~(d) the incurrence by the Company or any Subsidiary of (i) any Indebtedness pursuant to Section 6.01(h) or (ii) any Indebtedness not permitted under Section 6.01.~~
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” means, with respect to any event, that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Subsidiary” means any subsidiary of the Company.
“Subsidiary Borrower” means (i) Vistaprint Bermuda, (ii) Cimpress Schweiz GmbH, a corporation incorporated under the laws of Switzerland, (iii) Vistaprint B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, with its statutory seat in Venlo, the Netherlands, (iv) CUSA (collectively, the “Initial Subsidiary Borrowers”) and (v) any other Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23, in each case, provided that such Subsidiary Borrower has not ceased to be a Subsidiary Borrower pursuant to such Section 2.23.
“Subsidiary Guarantor” means each Material Subsidiary that is a party to the Guaranty. The Subsidiary Guarantors on the Amendment No. ~~4~~5 Effective Date are identified as such in Schedule 3.01A hereto.
“Supervisory Board” means the supervisory board (in Dutch: raad van commissarissen) of the Company.
“Supported QFC” has the meaning assigned to it in Section 9.22.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction. Notwithstanding the foregoing, Permitted Call Spread Swap Agreements shall not constitute Swap Obligations.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

SECTION 2.09    Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments have all been terminated prior to the Amendment No. 3 Effective Date and (ii) all other Commitments shall terminate on the Maturity Date.
(b)    The Company may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the Multicurrency Tranche Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Tranche Revolving Loans in accordance with Section 2.11, (A) any Lender’s Multicurrency Tranche Revolving Credit Exposure would exceed its Multicurrency Tranche Commitment or (B) the Dollar Amount of the sum of the total Multicurrency Tranche Revolving Credit Exposures would exceed the aggregate Multicurrency Tranche Commitments, (iii) the Company shall not terminate or reduce the Dollar Tranche Commitments if, after giving effect to any concurrent prepayment of the Dollar Tranche Revolving Loans in accordance with Section 2.11, (A) any Lender’s Dollar Tranche Revolving Credit Exposure would exceed its Dollar Tranche Commitment or (B) the Dollar Amount of the sum of the total Dollar Tranche Revolving Credit Exposures would exceed the aggregate Dollar Tranche Commitments and (iv) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.
(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Class under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Revolving Commitments of any Class.
~~(d) In addition, the Revolving Commitments shall be automatically and permanently reduced as provided in Section 2.11(e).~~
SECTION 2.10    Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)    Amortization; Repayment.
(i)    [intentionally omitted].

(ii)    [intentionally omitted].
(iii)    CUSA shall repay 2019 CUSA Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(a) ~~and Section 2.11(e)~~) (such amount, for any such date, the “2019 CUSA Term Loan Amortization Amount”):

Date	2019 CUSA Term Loan Amortization Amount
June 30, 2020	$1,875,000
September 30, 2020	$1,875,000
December 31, 2020	$1,875,000
March 31, 2021	$1,875,000
June 30, 2021	$2,812,500
September 30, 2021	$2,812,500
December 31, 2021	$2,812,500
March 31, 2022	$2,812,500
June 30, 2022	$3,750,000
September 30, 2022	$3,750,000
December 31, 2022	$3,750,000
March 31, 2023	$3,750,000
June 30, 2023	$4,687,500
September 30, 2023	$4,687,500
December 31, 2023	$4,687,500
March 31, 2024	$4,687,500
June 30, 2024	$4,687,500
September 30, 2024	$4,687,500
December 31, 2024	$4,687,500

(iv)    [intentionally omitted].
(v)    To the extent not previously repaid, all unpaid 2019 CUSA Term Loans shall be paid in full in Dollars by CUSA on the Maturity Date.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)    The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(f)    Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11    Prepayment of Loans.
(a)    Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each voluntary prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company~~, and each mandatory prepayment of a Borrowing pursuant to Section 2.11(c) shall be applied in accordance with Section 2.11(e)~~. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the total Revolving Credit Exposures of any Class (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments of such Class or (B) the aggregate principal Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Multicurrency Tranche Commitments or (B) the Foreign Currency Exposure, as of

the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of the total Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Revolving Commitments of such Class and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.
~~(c) During the Covenant Suspension Period, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event, the Company shall, immediately after such Net Proceeds are received, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds. The Company shall provide prior written notice to the Administrative Agent regarding each prepayment pursuant to this Section 2.11(c).~~
~~(d) During the Covenant Suspension Period, if, as of the final Business Day of each weekly period starting from the first complete calendar week after the Amendment No. 4 Effective Date (for the avoidance of doubt, with the first such final Business Day being May 8, 2020), (A) Revolving Loans are outstanding and (B) the Consolidated Cash Balance exceeds $100,000,000 as of the end of such applicable Business Day, then the Borrowers shall, on the next Business Day thereafter, prepay the Revolving Loans, applied ratably to each Class of Revolving Loans then outstanding, in an aggregate principal amount equal to such excess. The Company shall provide prior written notice to the Administrative Agent regarding each prepayment pursuant to this Section 2.11(d).~~
~~(e) All such amounts pursuant to Section 2.11(c) shall be applied ratably first, to prepay the Term Loans (to be applied to installments of the Term Loans in inverse order of maturity), and second to prepay the Revolving Loans, applied ratably to each Class of Revolving Loans then outstanding, with a corresponding dollar-for-dollar immediate, permanent and irrevocable reduction of the Revolving Commitments of each Class (made ratably among the Lenders in accordance with their respective Revolving Commitments of such Class) and subsequently to cash collateralize outstanding LC Exposure; provided that no such reduction of the Revolving Commitments shall be required so long as the aggregate Revolving Commitments at the time of such prepayment are not greater than $400,000,000).~~
SECTION 2.12    Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily Available Revolving Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be

SECTION 2.20    Expansion Option. ~~Solely to the extent that the Covenant Suspension Period is not in effect, the~~The Company may from time to time after the Amendment No. ~~4~~5 Effective Date elect to increase the total Multicurrency Tranche Commitments and/or the total Dollar Tranche Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed the sum of (A) $200,000,000 plus (B) an unlimited additional amount such that, in the case of this clause (B) only, after giving effect (including giving effect on a Pro Forma Basis reasonably acceptable to the Administrative Agent) to any such increase in the Multicurrency Tranche Commitments, increase in the Dollar Tranche Commitments and/or tranche of Incremental Term Loans (assuming that any such incremental Multicurrency Tranche Commitments, incremental Dollar Tranche Commitments and such Incremental Term Loans are drawn in full), the Senior Secured Leverage Ratio is equal to or less than the Applicable Senior Secured Leverage Ratio Level (other than to the extent such increased Multicurrency Tranche Commitments, such increased Dollar Tranche Commitments and/or such Incremental Term Loans are incurred pursuant to this clause (B) concurrently with the incurrence of increased Multicurrency Tranche Commitments, increased Dollar Tranche Commitments and/or Incremental Term Loans in reliance on clause (A) above, in which case the Senior Secured Leverage Ratio shall be permitted to exceed the Applicable Senior Secured Leverage Ratio Level to the extent of such increased Multicurrency Tranche Commitments, increased Dollar Tranche Commitments and/or such Incremental Term Loans incurred in reliance on such clause (A)); provided that, for the avoidance of doubt, increased Multicurrency Tranche Commitments, increased Dollar Tranche Commitments and/or Incremental Term Loans may be incurred pursuant to this clause (B) prior to utilization of the amount set forth in clause (A) above. As used herein, “Applicable Senior Secured Leverage Ratio Level” means a ratio equal to (x) the numerator of the maximum Senior Secured Leverage Ratio permitted under Section 6.12(c) at such time minus 0.25 to (y) 1.00. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other institutional investors or entities (each such new bank, financial institution or other investor or entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.12, (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Restatement Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase and (iii) such increase in the Revolving Commitments or valid perfected Liens on all the Collateral in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties as provided by applicable law, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
SECTION 3.19    USA Patriot Act. (a) Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Company, its Subsidiaries and, to the knowledge of the Company and its Subsidiaries, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.
(b)    Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any of their respective Controlled Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; or (iii) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.
SECTION 3.20    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and to the knowledge of the Company its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Borrower that is a Subsidiary that is not organized or incorporated in the United States, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary, any of their respective directors or officers or to the knowledge of the Company or such Subsidiary employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.21    ~~EEA~~Affected Financial Institutions. No Loan Party is an ~~EEA~~Affected Financial Institution.
SECTION 3.22    Second Lien Notes Documents. As of the Amendment No. 4 Effective Date, the Company has delivered to Administrative Agent a complete and correct copy of the Second Lien Notes Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Secured Obligations constitute Indebtedness entitled to the benefits of the Intercreditor Agreement.

(d)    Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company and each other Borrower covenants and agrees with the Lenders that:
SECTION 5.01    Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:
(a)    within ninety (90) days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    ~~(i)~~ within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes~~, and (ii) during the Covenant Suspension Period, within twenty (20) days after the end of each fiscal month of the Company, its consolidated balance sheet and related statements of operations (but not cash flows) as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;~~;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations in respect of each of the financial covenants set forth in Section 6.12 ~~(provided that in connection with the delivery of financial statements under clause (b)(ii) above, such calculations shall only be required in respect of the financial covenant set forth in Section 6.12(e))~~ and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    [intentionally omitted];
(e)    as soon as available, but in any event not more than sixty (60) days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Company for each quarter of the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent;
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and
(g)    promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to this Section 5.01 may be delivered by facsimile or electronic mail. Documents required to be delivered pursuant to clauses (a), (b) or (f) of this Section 5.01 that are delivered electronically shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.
SECTION 5.02    Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

SECTION 5.05    Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies (i) insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. The Company will furnish to the Lenders, upon the request of, and to the extent requested by, the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Company shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. Except during the continuation of an Event of Default ~~and except as required pursuant to Section 2.11(c)~~, all proceeds of such insurance shall be payable to or at the discretion of the Company. In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.
SECTION 5.06    Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
SECTION 5.07    Compliance with Laws. The Company will, and will cause each of its Subsidiaries to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08    Use of Proceeds. The proceeds of the Loans will be used only to finance the working capital needs, and for general corporate purposes, of the Company and its Subsidiaries in the ordinary course of business, including acquisitions and repurchases of Equity Interests in the Company, in each case to the extent permitted under this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no

ARTICLE VI
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company and each other Borrower covenants and agrees with the Lenders that:
SECTION 6.01    Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    the Secured Obligations;
(b)    Indebtedness existing on the Amendment No. ~~4~~5 Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;
(c)    Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d);
(d)    Subject to Section 5.09, Guarantees by the Company of obligations of any Subsidiary and by any Subsidiary of obligations of the Company or any other Subsidiary;
(e)    Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not in the aggregate exceed ~~(x) during the Covenant Suspension Period, $25,000,000 at any time outstanding and (y) following the termination of the Covenant Suspension Period, the~~the greater of $100,000,000 and 4.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the incurrence of such Indebtedness, at any time outstanding;
(f)    Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;
(g)    Indebtedness of the Company or any Subsidiary secured by a Lien on any asset of the Company or any Subsidiary; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (g) shall not in the aggregate exceed ~~(x) during the Covenant Suspension Period, $5,000,000 at any time outstanding and (y) following the termination of the Covenant Suspension Period,~~ the greater of $100,000,000 and 4.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the incurrence of such Indebtedness, at any time outstanding;
(h)    unsecured Indebtedness of the Company (including unsecured Subordinated Indebtedness to the extent subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent), to the extent not otherwise permitted under this Section 6.01, and any Indebtedness constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including giving effect on a Pro Forma Basis) thereto, no Default or Event of Default shall exist or would result therefrom (and the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information and calculations requested by the Administrative Agent in respect thereof), (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than the Guarantors or the Borrowers (which guarantees, if such Indebtedness of the Company is expressly subordinated to the Secured Obligations of the Company, shall be expressly subordinated to the Secured Obligations of each such Guarantor or Borrower, as the case may be, on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement (as reasonably determined in the good faith judgment of the Management Board of the Company), (v) during the Covenant ~~Suspension~~Adjustment Period, at the time of the incurrence of such Indebtedness and immediately after giving effect thereto (including giving effect on a Pro Forma Basis), the ~~Company is in compliance with Section 6.12(e)~~Leverage Ratio shall be equal to or less than 4.25 to 1.00, and (vi) other than during the Covenant ~~Suspension~~Adjustment Period, at the time of the incurrence of such Indebtedness and immediately after giving effect thereto (including giving effect on a Pro Forma Basis), the Leverage Ratio shall not exceed a ratio equal to (x) the numerator of the maximum Leverage Ratio permitted under Section 6.12(a) at such time minus 0.25 to (y) 1.00;
(i)    Indebtedness under the 2026 Senior Unsecured Notes;
(j)    unsecured Indebtedness in respect of deferred acquisition purchase price, including earnout obligations, in connection with Permitted Acquisitions;
(k)    Indebtedness of a Subsidiary existing at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition (provided that such Indebtedness was not incurred by such Person in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary) and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;
(l)    Indebtedness under the Second Lien Notes pursuant to the Second Lien Notes Indenture (including all of the Second Lien Obligations) or under the terms of any Permitted

Second Lien Notes Refinancing Indebtedness in an aggregate principal amount not to exceed $300,000,000, plus any interest thereon that has been added to the principal thereof; and
(m)    other unsecured Indebtedness in an aggregate principal amount not exceeding ~~(x) during the Covenant Suspension Period, $10,000,000 at any time outstanding and (y) following the termination of the Covenant Suspension Period, the~~the greater of $75,000,000 and 3.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the incurrence of such Indebtedness, at any time outstanding.
SECTION 6.02    Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created pursuant to any Loan Document;
(b)    any Lien on any property or asset of the Company or any Subsidiary existing on the Amendment No. ~~4~~5 Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Amendment No. ~~4~~5 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(e)    Permitted Encumbrances;
(f)    Liens on the Collateral securing Indebtedness permitted under Section 6.01(l), so long as such Liens are subject to, including on an effective basis under the governing law of the documentation under which such Liens are granted, the Intercreditor Agreement; and

(g)    Liens on assets (not constituting Collateral) of the Company and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed ~~(x) during the Covenant Suspension Period, $5,000,000 and (y) following the termination of the Covenant Suspension Period,~~ the greater of $100,000,000 and 4.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the incurrence of such Liens.
SECTION 6.03    Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)    any Person may merge into the Company in a transaction in which the Company is the surviving corporation;
(ii)    any Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving the Company must result in the Company as the surviving entity);
(iii)    any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party;
(iv)    the Company and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (C) enter into licenses of technology in the ordinary course of business, (D) sell equity interests and assets as described on Schedule 6.03, (E) effect asset sales constituting Sale and Leaseback Transactions permitted by Section 6.10, and (F) make any other sales, transfers, leases or dispositions of assets, the book value of which, together with the book value of all other assets of the Company and its Subsidiaries previously sold, transferred, leased or disposed of as permitted by this clause (F) during any fiscal year of the Company, does not exceed $75,000,000;
(v)    any Subsidiary that is not a Loan Party may liquidate or dissolve or merge into another Subsidiary if the Company determines in good faith that such liquidation, dissolution or merger is in the best interests of the Company and is not materially disadvantageous to the Lenders; and
(vi)    the Company and its Subsidiaries may consummate the Permitted Corporate Reorganization.
(b)    The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)    The Company will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Restatement Effective Date; provided that the Company may change the fiscal year of any acquired Subsidiary to correspond with the basis of the Company’s fiscal year.
(d)    The Company will not permit any U.S. Loan Party that is a Borrower to have any subsidiary other than a subsidiary organized under the laws of the United States of America or any jurisdiction thereof; provided that a U.S. Loan Party that is a Borrower may have a subsidiary that is not organized under the laws of the United States of America or any jurisdiction thereof as long as such Subsidiary is (x) formed and/or acquired in contemplation of and solely to effect a Permitted Acquisition or (y) acquired in connection with or as the result of a Permitted Acquisition.
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger, amalgamation or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger, amalgamation or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    Permitted Acquisitions; ~~provided that, during the Covenant Suspension Period: (i) the aggregate amount of consideration paid by the Company or any of its Subsidiaries in connection with all Permitted Acquisitions shall not exceed an amount equal to $50,000,000 minus the amount then outstanding in respect of investments in joint ventures or other minority interests in a business or line of business in reliance on clause (i) of the Specified Joint Venture Investment Basket and (ii) no Permitted Acquisition shall be permitted unless at the time of and immediately after giving effect (including giving effect on a pro forma basis) thereto Available Liquidity is greater than or equal to $125,000,000;~~
(c)    investments by the Company and its Subsidiaries existing on the Amendment No. ~~4~~5 Effective Date in the capital stock of its Subsidiaries;
(d)    investments, loans, advances and/or capital contributions made by the Company in or to any Subsidiary and made by any Subsidiary in or to the Company or any other Subsidiary (provided that (1) not more than an aggregate amount equal to ~~(x) during the Covenant Suspension Period, $25,000,000 and (y) following the termination of the Covenant Suspension Period,~~ the greater of $~~100,000,000~~150,000,000 and ~~6~~7.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the making of such investments loans, advances and/or capital contributions, in investments, loans, advances and/or capital contributions may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties (or do not become Loan Parties within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after the receipt of such investment, loan, advance and/or capital contribution and which amount shall be determined net of any return on capital, repayment of indebtedness, and any investments, loans and/or capital contributions by Subsidiaries that are not Loan Parties to a Loan Party) (the limitation set forth in this clause (1) being referred to as the “Specified Intercompany Investment Limitation”) and (2) in the event of an investment, loan, advance and/or capital contribution to a Limited Recourse Guarantor, only the amount of recourse (as reasonably determined by the Company at the time of such investment, loan, advance and/or capital contribution and approved by the Administrative Agent in its reasonable credit judgment) with respect to such Limited Recourse Guarantor under the applicable Limited Recourse Guaranty, after giving effect to such investment, loan, advance and/or capital contribution, shall be excluded from this proviso and the remaining balance of such investment, loan, advance and/or capital contribution (less any amount paid, repaid, returned or otherwise distributed in cash by such Limited Recourse Guarantor to the applicable transferor Loan Party in respect of such investment, loan, advance and/or capital contribution, which amount so deducted shall not exceed the original amount of such investment, loan, advance and/or capital contribution) shall only be permissible to the extent of availability under the Specified Intercompany Investment Limitation hereunder and/or the Specified Joint Venture Investment Basket; provided, further, and for the avoidance of doubt, (i) intercompany transfers of intangible assets that are solely effected by bookkeeping entries and that do not otherwise represent an exchange or transfer of assets are not deemed to be investments, loans or advances or capital contributions and are not subject to the Specified Intercompany Investment Limitation hereunder, (ii) investments, loans or advances and/or capital contributions made by a Loan Party to a Subsidiary that is not a Loan Party shall not be subject to the Specified Intercompany Investment Limitation hereunder so long as such Subsidiary that is not a Loan Party transfers such investment, loan, advance and/or capital contribution, immediately upon receipt thereof, to a Loan Party, but subject to clause (2) above, (iii) any investment, loan, advance and/or capital contribution that is made to a Subsidiary that is not a Loan Party and that has reduced the availability under the Specified Intercompany Investment Limitation in clause (1) above shall no longer reduce such availability from and after the date that such Subsidiary becomes a Loan Party and (iv) any investment, loan advance and/or capital contribution that is made to a Guarantor that is a Limited Recourse Guarantor and that has reduced availability under clause (2) above shall no longer reduce such availability from and after the date that such Guarantor ceases to be a Limited Recourse Guarantor but remains a Guarantor);
(e)    Guarantees permitted by Section 6.01(d);
(f)    the Permitted Corporate Reorganization;
(g)    investments in joint ventures or other minority interests in a business or line of business permitted with respect to the Loan Parties and the Subsidiaries under this Agreement; provided that the aggregate outstanding amount of all such investments in joint ventures and minority interests pursuant to this clause (g) does not exceed ~~(i) during the Covenant Suspension Period, when taken together with the aggregate amount of consideration paid by the Company or any of its Subsidiaries in respect of Permitted Acquisitions during the Covenant Suspension Period, $50,000,000, so long as at the time of and immediately after giving effect (including giving effect on a pro forma basis) to such investment Available~~

~~Liquidity is greater than or equal to $125,000,000, and (ii) solely to the extent that the Covenant Suspension Period is not in effect,~~ the greater of $~~75,000,000~~100,000,000 and ~~3.5~~5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the making of such investments in the aggregate (such basket described in the foregoing clauses (i) and (ii), the “Specified Joint Venture Investment Basket”). For the avoidance of doubt, investments in joint ventures or other minority interests that subsequently transition into the status of (and remain) a Subsidiary shall not utilize the Specified Joint Venture Investment Basket and such investments shall instead by governed by Sections 6.04(b) and 6.04(d);
(h)    any Section 403-Declaration in relation to a Subsidiary or any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code;
(i)    any joint and several liability and any netting or set-off arrangement arising in each case as a result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or Dutch value added tax purposes of which a Dutch Loan Party is or becomes a member;
(j)    the Company’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, Permitted Call Spread Swap Agreements in accordance with their terms;
(k)    investments, loans and advances existing on the Amendment No. ~~4~~5 Effective Date and identified on Schedule 6.04;
(l)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(m)    loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount not in excess of ~~(x) during the Covenant Suspension Period, $5,000,000 and (y) following the termination of the Covenant Suspension Period,~~ $20,000,000, outstanding at any one time with respect to all loans or advances under this clause (m) (without giving effect to the forgiveness of any such loan); and
(n)    any other investment, loan or advance (other than acquisitions) so long as the aggregate amount of all such investments, loans and advances at any time outstanding does not exceed ~~(x) during the Covenant Suspension Period, $25,000,000 and (y) following the termination of the Covenant Suspension Period, the~~the greater of $75,000,000 and 4% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the making of such investment, loan or advance.
SECTION 6.05    Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual, or reasonably forecasted actual, exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries, other than as permitted pursuant to Section 6.05(c) below), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary, and (c) Swap Agreements entered into to acquire Equity Interests of the Company or any of its Subsidiaries, provided however, that (i) the Company is in compliance with the limitations of Section 6.07 as to the purchase price of such Swap Agreement at the time it is entered into and (ii) the Company is in compliance with the limitations of Section 6.07 as to the exercise price thereunder at the time of exercise of such Swap Agreement.
SECTION 6.06    Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.
SECTION 6.07    Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (d) ~~solely to the extent that the Covenant Suspension Period is not in effect,~~ the Company and its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the greater of (x) $50,000,000 and (y) 2.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of the making of such Restricted Payment, of Restricted Payments made pursuant to this clause (d) and (e) ~~solely to the extent that the Covenant Suspension Period is not in effect,~~ the Company and its Subsidiaries may make any other Restricted Payment pursuant to this clause (e) so long as (i) no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment pursuant to this clause (e) or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and (ii) the Leverage Ratio is equal to or less than the Applicable Restricted Payment Ratio Level after giving effect (including giving effect on a Pro Forma Basis) to any such Restricted Payment made pursuant to this clause (e). As used in the foregoing clause (e), “Applicable Restricted Payment Ratio Level” means a ratio equal to ~~3.00~~(x) during the Covenant Adjustment Period, 3.25 to 1.00 and (y) following the Covenant Adjustment Period, 3.50 to 1.00. For the avoidance of doubt, it is hereby understood and agreed that any Restricted Payment made at a time when all of the conditions set forth in clause (e) of this Section 6.07 are satisfied shall utilize the basket set forth in such clause (e) and shall not utilize (or be deemed to utilize) the basket set forth in clause (d) of this Section 6.07.
Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Notes, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Notes, shall not constitute a Restricted Payment; provided that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Note (excluding any required payment of interest with respect to such Permitted Convertible Note and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions constituting Permitted Call Spread Swap Agreements relating to such Permitted Convertible Note (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction constituting a Permitted Call Spread Swap Agreement relating to such Permitted Convertible Note), the payment of such excess cash shall constitute a Restricted Payment notwithstanding this clause (i); and (ii) any required payment with respect to, or required early unwind or settlement of, any Permitted Call Spread Swap Agreement, in each case, in accordance with the terms of the agreement governing such Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Company (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (ii).
Notwithstanding the foregoing, the Company may repurchase, exchange or induce the conversion of Permitted Convertible Notes by delivery of shares of the Company’s common stock and/or a different series of Permitted Convertible Notes (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Notes that are so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Company than the Permitted Convertible Notes that are so repurchased, exchanged or converted (as determined by the board of directors of the Company, or a committee thereof, in good faith)) (any such series of Permitted Convertible Notes, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of the Company’s common stock and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwind or termination of the related Permitted Call Spread Swap Agreements pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Notes that are so repurchased, exchanged or converted, the Company shall (and, for the avoidance of doubt, shall be permitted under this Section 6.07 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Swap Agreements, if any, corresponding to such Permitted Convertible Notes that are so repurchased, exchanged or converted.
SECTION 6.08    Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law, (B) restrictions and conditions imposed by the indentures governing the 2026 Senior Unsecured Notes, (C) restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 6.01(h); provided that such restrictions and conditions are customary and on then market terms for such Indebtedness and are no more restrictive (taken as a whole) than the comparable restrictions and conditions set forth in this Agreement (all as reasonably determined in the good faith judgment of the Management Board of the Company), (D) restrictions and conditions imposed by any Loan Document or (E) restrictions and conditions imposed by any Second Lien Notes Document as in effect on the Amendment No. 4 Effective Date (or as otherwise modified in accordance with the Intercreditor Agreement) or any Permitted Second Lien Notes Refinancing Indebtedness, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
SECTION 6.09    Subordinated Indebtedness, Second Lien Obligations, Permitted Second Lien Notes Refinancing Indebtedness and Amendments to Subordinated Indebtedness Documents, Second Lien Notes Documents and Permitted Second Lien Notes Refinancing Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire in cash (including by any sinking fund or similar deposit), any Subordinated Indebtedness, any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents, any Second Lien Obligations (other than to the extent refinanced as Permitted Second Lien Notes Refinancing Indebtedness) or any Permitted Second Lien Notes Refinancing Indebtedness, other than, (i) in the case of Subordinated Indebtedness, regularly scheduled payments of interest and fees (including any penalty interest, if applicable) and payments of fees, expenses and obligations as and when due (other than payments with respect to Subordinated Indebtedness that are prohibited by the subordination provisions thereof), (ii) in the case of Second Lien Obligations or any Permitted Second Lien Notes Refinancing Indebtedness, regularly scheduled payments of interest and fees (including any penalty interest, if applicable) and payments of fees, expenses and obligations as and when due pursuant to (x) the Second Lien Notes Documents as in effect on the Amendment No. 4 Effective Date (or as modified in accordance with the Intercreditor Agreement) or (y) the documents entered into with respect to such Permitted Second Lien Notes Refinancing Indebtedness or (iii) ~~following the termination of the Covenant Suspension Period,~~ prepayments, defeasements, purchases, redemptions, retirements or acquisitions of any Subordinated Indebtedness, Second Lien Obligations or any Permitted Second Lien Notes Refinancing Indebtedness, (1) in an aggregate amount not to exceed the sum of $10,000,000 plus (2) an unlimited additional amount so long as, with respect to this clause (2) only, (I) no Default or Event of Default has occurred and is continuing prior thereto or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and (II) the Leverage Ratio is equal to or less than the Applicable Subordinated Indebtedness Payment Ratio Level after giving effect (including giving effect on a Pro Forma Basis) thereto; provided that, for the avoidance of doubt, prepayments, defeasements, purchases, redemptions, retirements or acquisitions of Subordinated Indebtedness, Second Lien Obligations or Permitted Second Lien Notes Refinancing Indebtedness may be made pursuant to this clause (2) prior to utilization of the amount set forth in clause (1) above. As used in this Section 6.09, “Applicable Subordinated Indebtedness Payment Ratio Level” means, at any time, a ratio equal to (x) the numerator of the maximum Leverage Ratio permitted under Section 6.12(a) at such time minus 0.75 to (y) 1.00. Furthermore, the Company will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(a)    increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;
(b)    shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;
(c)    shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
(d)    increases the rate of interest accruing on such Indebtedness;
(e)    provides for the payment of additional fees or increases existing fees;
(f)    amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or
(g)    amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Company, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.
Furthermore, the Company will not, and will not permit any Subsidiary to, amend any Second Lien Notes Documents or any documents entered into with respect to any Permitted Second Lien Notes Refinancing Indebtedness to make any of the following changes thereto:
        (i)    increase the sum of the following to an amount in excess of the Second Lien Cap Amount (as defined in the Intercreditor Agreement) (save as a result of the operation of the terms of the form of the Second Lien Notes Indenture as of the Amendment No. 4 Effective Date): (A) the then-outstanding aggregate principal amount of the Indebtedness outstanding under all Second Lien Notes Documents or any Permitted Second Lien Notes Refinancing Indebtedness (including, if any, any undrawn portion of any commitment under the Second Lien Notes Document or any Permitted Second Lien Notes Refinancing Indebtedness) plus (B) the aggregate face amount of any letters of credit issued and outstanding under any Second Lien Notes Document or any Permitted Second Lien Notes Refinancing Indebtedness;
        (ii)    increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the Second Lien Notes Document or any Permitted Second Lien Notes Refinancing Indebtedness in a manner that would result in the total yield thereon to exceed by more than 3.00% per annum the total yield on Indebtedness thereunder as in effect on the date such Indebtedness became Second Lien Obligations (or any Permitted Second Lien Notes Refinancing Indebtedness) (excluding increases (A) resulting from application of the pricing grid set forth in any Second Lien Notes Document or any Permitted Second Lien Notes Refinancing Indebtedness as in effect on the date such

Indebtedness became Second Lien Obligations (or any Permitted Second Lien Notes Refinancing Indebtedness) (B) resulting from the accrual of interest at the default rate (C) any fluctuations in any “base” rate component or other underlying reference rate of such interest rate or (D) any arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to any agent, arranger, underwriter, trustee or similar Person (or an Affiliate of any of the foregoing) in their respective capacities as such);
        (iii)    amend or otherwise modify any “Default” or “Event of Default” (as each such term is defined in the Second Lien Notes Documents or any Permitted Second Lien Notes Refinancing Indebtedness) thereunder in a manner adverse to the Company or any of its Subsidiaries;
        (iv)    accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity;
        (v)    modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Second Lien Notes Document or any Permitted Second Lien Notes Refinancing Indebtedness in a manner adverse to the Secured Parties; or
        (vi)    increase materially the obligations of the obligor thereunder or confer any additional material rights of the Second Lien Noteholders or the holders of any Permitted Second Lien Notes Refinancing Indebtedness (or a representative on their behalf) which would be adverse to the Company or any of its Subsidiaries or any Secured Party.
If any Permitted Convertible Notes constitute Subordinated Indebtedness, this Section 6.09 will not apply to the conversion of such Permitted Convertible Notes or the election or deemed election of a settlement method by the Company with respect thereto, any transaction effected in accordance with the third paragraph of Section 6.07 or any amendment, modification or supplement to such Permitted Convertible Notes that is expressly required to be made under the terms thereof.
SECTION 6.10    Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the ~~Net Proceeds~~net cash proceeds received in connection therewith does not exceed the greater of $100,000,000 and 6% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)) at the time of such transaction, in the aggregate during any fiscal year of the Company, determined on a consolidated basis for the Company and its Subsidiaries.
SECTION 6.11    ~~Capital Expenditures. Following the termination of the Covenant Suspension Period, the Company will not, nor will it permit any Subsidiary to, expend in excess of $125,000,000 (in the aggregate) for Consolidated Capital Expenditures during any fiscal year of the Company.~~[Intentionally Omitted]
SECTION 6.12    Financial Covenants.
(a)    Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after ~~June 30, 2017 (excluding, to the extent that the Covenant Suspension Period has not been~~

~~terminated by the Company pursuant to clause (ii) of the definition of Covenant Suspension Period Termination Date, in which case the exclusion in this parenthetical shall be immediately null and void and of no further force or effect, its fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, it being understood and agreed that if the Covenant Suspension Period has been so terminated by the Company, then the financial covenant under this Section 6.12(a) shall not be so excluded and shall be so tested on each fiscal quarter of the Company ending on and after such Covenant Suspension Period Termination Date)~~March 31, 2021 of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than ~~4.75 to 1.00. For the avoidance of doubt, other than as a result of the Company’s actions described in the foregoing parenthetical in this Section 6.12(a), the Leverage Ratio shall not be tested under this Section 6.12(a) for the Company’s fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, but the definition of “Leverage Ratio” shall remain in full force and be effective in all other respects under this Agreement.~~(x) during the Covenant Adjustment Period, 5.25 to 1.00 and (y) following the Covenant Adjustment Period, 4.75 to 1.00.
(b)    Minimum Interest Coverage Ratio. The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after ~~June 30, 2017 (excluding, to the extent that the Covenant Suspension Period has not been terminated by the Company pursuant to clause (ii) of the definition of Covenant Suspension Period Termination Date, in which case the exclusion in this parenthetical shall be immediately null and void and of no further force or effect, its fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, it being understood and agreed that if the Covenant Suspension Period has been so terminated by the Company, then the financial covenant under this Section 6.12(b) shall not be so excluded and shall be so tested on each fiscal quarter of the Company ending on and after such Covenant Suspension Period Termination Date)~~March 31, 2021, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to the extent paid in cash, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00. ~~For the avoidance of doubt, other than as a result of the Company’s actions described in the foregoing parenthetical in this Section 6.12(b), the Interest Coverage Ratio shall not be tested under this Section 6.12(b) for the Company’s fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, but the definition of “Interest Coverage Ratio” shall remain in full force and be effective in all other respects under this Agreement.~~
(c)    Maximum Senior Secured Leverage Ratio. The Company will not permit the ratio (the “Senior Secured Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after ~~June 30, 2017 (excluding, to the extent that the Covenant Suspension Period has not been terminated by the Company pursuant to clause (ii) of the definition of Covenant Suspension Period Termination Date, in which case the exclusion in this parenthetical shall be immediately null and void and of no further force or effect, its fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, it being understood and agreed that if the Covenant Suspension Period has been so terminated by the Company, then the financial covenant~~

~~under this Section 6.12(c) shall not be so excluded and shall be so tested on each fiscal quarter of the Company ending on and after such Covenant Suspension Period Termination Date)~~March 31, 2021, of (i) Consolidated Senior Secured Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than ~~3.25 to 1.00. For the avoidance of doubt, other than as a result of the Company’s actions described in the foregoing parenthetical in this Section 6.12(c), the Senior Secured Leverage Ratio shall not be tested under this Section 6.12(c) for the Company’s fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, but the definition of “Senior Secured Leverage Ratio” shall remain in full force and be effective in all other respects under this Agreement.~~(x) during the Covenant Adjustment Period, 3.00 to 1.00 and (y) following the Covenant Adjustment Period, 3.25 to 1.00.
(d)    Permissible Increase to Leverage Ratios. Notwithstanding the foregoing, ~~solely to the extent that the Covenant Suspension Period is not in effect,~~ the Company shall be permitted, but in no event on more than two (2) occasions during the term of this Agreement, to allow (i) the maximum permitted Leverage Ratio under Section 6.12(a) to be increased to (x) during the Covenant Adjustment Period, 5.50 to 1.00 and (y) following the Covenant Adjustment Period, 5.00 to 1.00 and the (ii) the maximum permitted Senior Secured Leverage Ratio under Section 6.12(c) to be increased to (x) during the Covenant Adjustment Period, 3.25 to 1.00 and (y) following the Covenant Adjustment Period, 3.50 to 1.00, in each case for a period of four consecutive fiscal quarters (such period, an “Adjusted Covenant Period”) in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such acquisition exceeds $125,000,000 (and in respect of which the Company shall provide notice in writing to the Administrative Agent (for distribution to the Lenders) of such increase and a transaction description of such acquisition (including the name of the person or summary description of the assets being acquired and the approximate purchase price)), so long as the Company is in compliance on a pro forma basis with both (i) the maximum Leverage Ratio of (x) during the Covenant Adjustment Period, 5.50 to 1.00 and (y) following the Covenant Adjustment Period, 5.00 to 1.00 and (ii) the maximum Senior Secured Leverage Ratio of (x) during the Covenant Adjustment Period, 3.25 to 1.00 and (y) following the Covenant Adjustment Period, 3.50 to 1.00, in each case on the closing date of such acquisition immediately after giving effect (including Pro Forma Effect) to such acquisition; provided that it is understood and agreed that (x) the Company may not elect a new Adjusted Covenant Period for at least two (2) fiscal quarters following the end of an Adjusted Covenant Period and (y) at the end of an Adjusted Covenant Period, both (i) the maximum permitted Leverage Ratio shall revert to (x) during the Covenant Adjustment Period, 5.25 to 1.00 and (y) following the Covenant Adjustment Period, 4.75 to 1.00 and (ii) the maximum permitted Senior Secured Leverage Ratio shall revert to (x) during the Covenant Adjustment Period, 3.00 to 1.00 and (y) following the Covenant Adjustment Period, 3.25 to 1.00, in each case as of the fiscal quarter end immediately following such Adjusted Covenant Period and thereafter until another Adjusted Covenant Period (if any) is elected pursuant to the terms and conditions described above.
~~(e) Minimum Available Liquidity. The Company will not permit Available Liquidity to be less than $50,000,000 at any time during the Covenant Suspension Period.~~

~~(f) Minimum Quarterly Consolidated EBITDA. The Company will not permit Consolidated EBITDA to be less than $0 for each fiscal quarter of the Company ended June 30, 2021 and September 30, 2021.~~
ARTICLE VII
Events of Default

If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company, any other Borrower or any Subsidiary, as applicable, in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Company or any other Borrower, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to Company or any Borrower’s existence), 5.08, 5.09 or 5.10, in Article VI or in Article X;
(e)    the Company, any other Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any applicable grace or cure periods provided for in the applicable agreement or instrument under which such Indebtedness was created);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither the Company nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Call Spread Swap Agreement;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, examinership, reorganization or other relief in respect of the Company, any other Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any other Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in the case of a proceeding commenced or a petition made outside the Netherlands, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; provided that in the case of a proceeding commenced or a petition made in the Netherlands, no grace period is applicable, other than in the case of any frivolous or vexatious petitions for which a grace period of fifteen (15) days applies;
(i)    the Company, any other Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, examinership, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any other Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Company, any other Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of ~~(x) during the Covenant Suspension Period, $25,000,000 and (y) following the termination of the Covenant Suspension Period,~~ $35,000,000~~,~~ shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(b)    The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(c)    The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e)    The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f)    Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d)(1) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(g)    Each Lender and each Issuing Bank acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents ~~that~~and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of ~~its business and~~business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any other Lender or Issuing Bank and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank shall, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender or Issuing Bank and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06    Counterparts; Integration; Electronic Execution; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reduction of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Restatement Effective Date and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, ~~e-mailed .~~emailed pdf, or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require the Administrative Agent to accept ~~electronic signatures~~Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan

Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, ~~each of~~ the Company and each other ~~Borrower~~Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement ~~or~~, any other Loan ~~Documents (in each case, including with respect to any signature pages thereto)~~Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, ~~and~~ (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of ~~the Loan Documents~~this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of ~~any Loan Documents~~this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto~~.~~ and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company, any other Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and each Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT A
Consent and Reaffirmation
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 to the Credit Agreement, dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, and as further amended by Amendment No. 1, dated as of June 14, 2018, Amendment No. 2, dated as of January 7, 2019, that certain Borrower Assumption Agreement, dated as of December 3, 2019, Amendment No. 3, dated as of February 13, 2020 and Amendment No. 4, dated as of April 28, 2020 (as so amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Cimpress plc (the “Company”), Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V. and Cimpress USA Incorporated (collectively, the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the financial institutions from time to time party thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), which Amendment No. 5 is dated as of February 16, 2021 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Amended Credit Agreement (as defined in the Amendment). Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Amended Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Without limitation of the foregoing, each of the undersigned confirms, acknowledges and agrees that: (a) each of the Collateral Documents to which it is a party shall secure all monies, obligations and liabilities whatsoever whether principal, interest or otherwise now or hereafter due, owing or incurred by the undersigned to any Secured Party whether collectively or individually under or in connection with the Loan Documents; and (b) each of the Collateral Documents (and the security interests created thereby) shall continue in full force and effect as continuing security for all obligations expressed to be secured thereunder and under the Amended Credit Agreement and shall continue to constitute the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms. In respect of the Loan Documents governed by Dutch law, each of the undersigned party thereto hereby confirms and agrees that (i) at the time of the entering into the Loan Documents governed by Dutch law, it was their intention (and it is still their intention and agreement) that any security right created under such Loan Document to secure the Secured Obligations (as defined in such Loan Document) as amended from time to time, including by the amendments as included in the Amendment, and (ii) any amount owed by the Loan Parties under the Credit Agreement as amended by and in accordance with the terms of the Amendment are part of the definition of the “Secured Obligations” (as defined in the Loan Documents governed by Dutch law), a “Parallel Debt” (as defined in Article VIII of the Credit Agreement and Section 33 of the Guaranty) and the “Corresponding Obligations” as defined in the Credit Agreement. All references to the Credit Agreement contained in the abovereferenced documents shall be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, modified or restated. Each party hereto hereby submits to the exclusive jurisdiction of any United States federal or New York State court sitting in the City of New York in any action or proceeding arising out of or relating to this Consent and Reaffirmation and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

Dated February 16, 2021
[Signature Pages Follow]

    IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

CIMPRESS USA INCORPORATED,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: President

CIMPRESS WINDSOR CORPORATION,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Treasurer

VISTAPRINT NETHERLANDS B.V.,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

WEBS, INC.,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: President and Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

CIMPRESS INVESTMENTS B.V.,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS ITALY S.R.L.,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Chairman and Executive Director

PIXARTPRINTING S.P.A.,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Executive Director

CIMPRESS JAMAICA LIMITED,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

Signature Page to Consent and Reaffirmation to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

CIMPRESS DEUTSCHLAND GMBH,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

National Pen Promotional Holdings Limited,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Director

National Pen Promotional PRODUCTS Limited,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: Director

99DESIGNS, INC.,
as a Guarantor

By:/s/Sean Quinn
Name: Sean Quinn
Title: President

CIMPRESS AUSTRALIA PTY LIMITED,
as a Guarantor

By:/s/ Bradley Hedderson
Name: Bradley Hedderson
Title: Managing Director

Signature Page to Consent and Reaffirmation to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

Cimpress USA Manufacturing Incorporated,
as a Guarantor

By: /s/ Bradley Hedderson
Name: Bradley Hedderson
Title: President

CIMPRESS IRELAND LIMITED,
as a Guarantor

By:/s/ Marcus Wisznievski
Name: Marcus Wisznievski
Title: Director

CIMPRESS JAPAN CO., LTD.,
as a Guarantor

By:/s/Keiko Son
Name: Keiko Son
Title: Representative Director

Signature Page to Consent and Reaffirmation to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

CIMPRESS UK LIMITED,
as a Guarantor

By:/s/Jonathan Chevalier
Name: Jonathan Chevalier
Title: Director

VISTAPRINT CORPORATE SOLUTIONS INCORPORATED,
as a Guarantor

By: /s/Jonathan Chevalier
Name: Jonathan Chevalier
Title: President and Treasurer

BUILD A SIGN LLC,
as a Guarantor

By: /s/Jonathan Chevalier
Name: Jonathan Chevalier
Title: Treasurer

NATIONAL PEN CO. LLC,
as a Guarantor

By:/s/Richard Obrigawitch
Name: Richard Obrigawitch
Title: Vice President, Chief Financial Officer and Secretary

NATIONAL PEN TENNESSEE LLC,
as a Guarantor

By: /s/Richard Obrigawitch
Name: Richard Obrigawitch
Title: Vice President, Chief Financial Officer and Secretary

Signature Page to Consent and Reaffirmation to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017

NP CORPORATE SERVICES LLC,
as a Guarantor

By: /s/Richard Obrigawitch
Name: Richard Obrigawitch
Title: Vice President, Chief Financial Officer and Secretary

TRADEPRINT DISTRIBUTION LIMITED,
as a Guarantor

By:/s/Paolo Roatta
Name: Paolo Roatta
Title: Director

WIRMACHENDRUCK GMBH,
as a Guarantor

By:/s/Johannes Voetter
Name: Johannes Voetter
Title: Managing Director

Signature Page to Consent and Reaffirmation to Amendment No. 5 to
Credit Agreement dated as of October 21, 2011,
as amended and restated as of February 8, 2013
and as further amended and restated as of July 13, 2017